Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Motorola, Inc. 401(k) Plan Committee:
We consent to the incorporation by reference in the registration statements (Nos. 33-58714, 333-12817, 333-104259 and 333-60560) on Form S-8 of Motorola, Inc. of our report dated June 28, 2007, with respect to the statement of net assets available for benefits of the Motorola, Inc. 401(k) Plan as of December 31, 2006, which report appears in the December 31, 2007 annual report on Form 11-K of the Motorola, Inc. 401(k) Plan.
/s/ KPMG LLP
Phoenix, Arizona
June 24, 2008

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